UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2014

ARQULE, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way
Woburn, MA
(Address of principal executive offices)

01801
(Zip code)

(781) 994-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2014, ArQule, Inc. (the “Registrant” or the “Company”) issued a press release announcing (i) its results of operations for the fiscal quarter ended June 30, 2014 and (ii) a focused reduction in its workforce.  The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.05 Costs Associated With Exit Or Disposal Activities.

On July 30, 2014, the Company approved plans to restructure its operations to better align its human and financial resources with the Company’s primary focus on clinical stage development programs and to extend the Company’s cash runway beyond the anticipated time for achievement of key milestones, including the completion of the METIV-HCC trial.  Commencing on August 4, 2014, the Company began to reduce its current workforce from 61 to approximately 40 employees by the end of the year.  Most of this reduction will come from the Company’s Discovery Group, which has been engaged primarily in early-stage, pre-clinical research.

The Company estimates that the costs associated with this action will be comprised principally of severance payments of approximately $1.0 million and benefits continuation of approximately $100 thousand, all of which are expected to be paid by March 31, 2015.  In addition, in the third quarter of 2014, the Company expects to incur non-cash charges of approximately $150 thousand related to the modification of employee stock options associated with the restructuring.

As a result, the Company anticipates that its cash, cash equivalents and marketable securities on hand at June 30, 2014,  financial support from its collaboration agreements and savings from the restructuring referenced above will be sufficient to finance the Company’s working capital and capital requirements into 2017, with  no impact on current financial guidance for 2014.

Forward-Looking Statements

The statements above regarding the Company’s estimates of the amount and timing of charges related to the workforce reduction are forward-looking statements and are subject to a number of assumptions.  Such forward-looking statements are based upon management’s current expectations and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements.  The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1 Text of press release dated August 5, 2014 announcing results of operations and a reduction in workforce.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

August 5, 2014

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